Exhibit 99.1

 November 2023  H2B2 Electrolysis Technologies  Investor Presentation

 Disclaimer  This presentation has been prepared for use by H2B2 Electrolysis Technologies, Inc. (together with its subsidiaries and affiliates, the “Company”) and RMG Acquisition Corp. III (“RMG III”) in connection with their proposed business combination (the “Business Combination”). This presentation is intended to provide a general overview of the business and operations of the Company and does not purport to deal with all aspects and details in respect thereof. This presentation is being delivered for informational purposes only and is being provided to you solely in your capacity as a potential investor considering an investment in the Company or RMG III. 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Information about RMG III’s directors and executive officers and their ownership of RMG III’s securities is set forth in RMG III’s filings with the SEC, including RMG III’s Annual Report on Form 10-K for the year ended December 31, 2022, which was filed with the SEC on April 18, 2023 and the Proxy Statement/Prospectus. Additional information regarding the interests of those persons and other persons who may be deemed participants in the Business Combination may be obtained by reading the Proxy Statement/Prospectus regarding the Business Combination. You may obtain free copies of these documents as described in the preceding paragraph.  Forward-Looking Statements  This presentation contains certain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. All statements contained in this presentation that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements may include, but are not limited to, statements about the financial and business performance of the Company; the Company’s anticipated results from operations in future periods and the products and services offered by the Company, the markets in which it operates, the projects which it operates and its customers; and the Company’s projected future results (including EBITDA, cash flow, revenue and net income). In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. 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Assumptions and estimates of the Company’s future performance and the future performance of the industry in which the Company operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. Forward-looking statements involve a number of risks and uncertainties, which include, but are not limited to, those described in the “Risk Factors” section of RMG III's registration statement on Form S-4, the Proxy Statement/Prospectus contained therein, RMG III’s Annual Report on Form 10-K, RMG III’s Quarterly Reports on Form 10-Q and other documents filed by the Company or RMG III from time to time with the SEC. The risks and uncertainties described in such filings as well as other factors may cause actual events, results or performance to be materially different from those contained in the forward-looking statements, the Company’s estimates and beliefs or the estimates prepared by independent parties, and the Company may not actually achieve the plans, intentions or expectations disclosed in the forward-looking statements, including but not limited to the matters referred to as part of the Company's pipeline and projections. You should review this presentation completely and with the understanding of the foregoing and should not place undue reliance on the forward-looking statements. Except as required by applicable law, RMG III and the Company assume no obligation and do not intend to update or revise any information contained herein, including any forward-looking statements, financial projections and estimates, whether as a result of any new information, future events, changed circumstances or otherwise. Neither RMG III nor the Company gives any assurance that either RMG III or the Company will achieve its expectations. All subsequent written and oral forward-looking statements concerning the matters addressed in this presentation and attributable to RMG III, the Company or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements and disclaimer contained or referred to herein.  Use of Projections  This presentation contains financial projections for the Company, including with respect to the Company’s projected revenue. The financial and operation forecasts and projections contained herein represent certain estimates of the Company as of the date hereof and are included herein for illustrative purposes only. The Company’s independent auditors have not audited, examined, reviewed, compiled or performed any procedures with respect to the forecasts or projections and, accordingly, do not express an opinion or other form of assurance with respect thereto. These projections should not be relied upon as being necessarily indicative of future results. The assumptions and estimates underlying the projected information are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projected information. Even if the assumptions and estimates are correct, projections are inherently uncertain due to a number of factors outside of the Company’s control. Accordingly, there can be no assurance that the projected results are indicative of the future performance of the Company, or that actual results will not differ materially from those presented in the projected information. Inclusion of the projected information in this presentation should not be regarded as a representation by any person that the results contained in the projected information will be achieved.  Intellectual Property  All rights to the trademarks, service marks, trade names, copyrights, logos and other intellectual property listed herein are the property of their respective owners and are used for reference purposes only. Such use should not be construed as and does not imply an affiliation with, or endorsement by the owners of such trademarks, service marks, trade names copyrights, logos and other intellectual property. Solely for convenience, trademarks and trade names referred to in this presentation may appear with the ® or TM symbols, but such references are not intended to indicate, in any way, that such names and logos are trademarks or registered trademarks of the Company.  Industry and Market Data  Unless otherwise indicated, information contained in this presentation concerning the Company's industry, competitive position and the markets in which it operates is based on information from independent industry and research organizations, other third-party sources and management estimates. Management estimates are derived from publicly available information released by independent industry analysts and other third-party sources and are based on assumptions made by RMG III or the Company upon reviewing such data, and RMG III or the Company's experience in, and knowledge of, such industry and markets, which RMG III and the Company believe to be reasonable. While RMG III and the Company believe that such third-party information is reliable, neither the Company nor RMG III has independently verified, and makes no representation as to the accuracy or completeness of, such third party information. In addition, projections, assumptions and estimates of the future performance of the industry in which the Company operates and the Company's future performance are necessarily subject to uncertainty and risk due to a variety of factors, including those described above. These and other factors could cause results to differ materially from those expressed in the estimates made by independent parties and by the Company or RMG III. Neither RMG III nor the Company, nor any of their respective affiliates, give any express or implied warranties with respect to the information included herein, including, but not limited to, any warranties regarding its accuracy or of merchantability or fitness for a particular purpose or use, and RMG III, the Company and their respective affiliates, expressly disclaim any responsibility or liability for direct, indirect, incidental, exemplary, compensatory, punitive, special, or consequential damages, costs, expenses, legal fees, or losses (including lost income or profits and opportunity costs) in connection with the use of the information herein.  2

 Executive summary  1

 4  Today’s presenters  H2B2 Electrolysis Technologies  RMG Acquisition Corp. III  Bob Mancini  CEO and Director  Anselmo Andrade  CEO  Felipe Benjumea  CIO  Florencio Ferrera  COO  Javier Brey  CTO

H2B2 at a glance

H2B2 Electrolysis Technologies

A leading green hydrogen company with a unique positioning across the entire value chain, offering clients complete solutions

Operating KPIs

Green H_2

Technology agnostic focused on PEM, SOEC and AEM electrolyzers[1]

5.6 GW

Total pipeline, of which ~73 MW is under construction or awarded

~$35mm

awarded R&D grants from IDEA, CDTI, EU and IPCEI driving R&D new electrolysis technology

~200+

Green H2 projects identified in pipeline through 2024E

Business model and major highlights

R&D — *Selected by the European Commission to develop PEM, SOEC & AEM technology under the Important Project of Common European Interest (IPCEI) program*

Development of Green Hydrogen Facilities — *Demonstrated success with flagship project SoHyCal and ~2.8 GW in pipeline*

Electrolyzers — *A technological leader in PEM, SOEC, and AEM with references worldwide*

EPC — *Ability to integrate with renewables, offering clients full solutions*

O&M — *Ability to offer LTSAs, making projects financeable*

Investments and Asset Management — *Ability to retain minority stakes through construction and operations phase, showcasing commitment to clients*

Source: Company information

(1) PEM: Proton Exchange Membrane; SOEC: Solid Oxide Exchange Cells; AEM: Anion Exchange Membrane

5

 Source: Company Information  6  H2B2 electrolysis technologies overview  A leading green hydrogen company providing end-to-end solutions, with a pipeline of over 200 projects  Founded in 2016, H2B2 designs, builds, and operates H2 production facilities, including the transport, storage and sale of green H2  H2B2 has a extraordinary development,  best-in-class management team, with experience in H2 and energy project that has been delivering outstanding  performance together for over 20 years  Global strategy, co-locating electrolyzer manufacturing facilities next to major customers  Existing 200MW manufacturing facilities in Sevilla (Spain) and potentially adding facilities in US, India,  Colombia, and Northern Spain  Under H2B2’s GreenH joint venture, they also have leased a manufacturing facility in India with an expected manufacturing capacity of 100 MW  Strategy built around 6 business units (Labs, Project Development, Electrolyzers, EPC, O&M, and Asset Management) offering integrated solutions  H2B2 utilizes proven PEM technology and is developing in-house, next generation SOEC and AEM stacks and electrolyzers  – H2B2 has the flexibility to integrate any third-party technologies, including alkaline at the EPC level  1  2  3  4  5

Key investment highlights

A leader in green hydrogen across the entire value chain, backed by a highly experienced management team with successful project track record

H2B2 Electrolysis Technologies

1 Green H_2 expected to drive the decarbonization of the global economy

- The green hydrogen energy market has potential to reach ~$10 trillion value by 2030[(1)]
- United States' IRA direct incentives and EU's Green Industrial Plan are making large projects viable

2 H2B2, a leading global platform in the green H_2 space

- End-to-end value chain expertise: R&D, proprietary electrolyzer tech, project lifecycle, manufacturing, EPC, O&M, and green H2 production, storage, delivery

3 Client-centric business model

- One-stop-shop approach with tailor-made and scalable solutions, offering development/design, EPC, electrolyzers, offtake agreements, financing and O&M services

4 Patented and proprietary electrolyzer technology

- Currently utilizing proven PEM technology in the supply of its manufactured electrolyzers
- Developing next generation technologies (AEM & SOEC)

5 100% owner of SoHyCal, one of the largest green H_2 electrolysis plants in the US

- Large 9MW[(2)] green H2 off-grid plant directly supply hydrogen refueling stations in California
- Ability to provide full production guarantees for SoHyCal, facilitating long-term offtake agreements

6 Strategy developed and delivered by industry leading team

- H2B2's top management team has 150+ years of combined experience in the H2 sector
- 60+ employees covering R&D, manufacturing, EPC and O&M across the US, Europe, LatAm and India

Source:, Company information

(1) BloombergNEF New Energy Outlook 2021; (2) The first 3MW (Phase I) is operational, with an additional 6MW (Phase II) under FID

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 8  Overview of RMG III management team  Founder and CEO of Riverside Management Group  Former CEO of Horsehead Industries (renamed American Zinc Recycling), the Largest Zinc Recycler and Producer in the U.S  Co-Founder of Mohegan Energy, Leading Capital Formation for the Acquisition of Met Resources  D. James Carpenter • Founding Investor & Board Member of Allied Resource Corp.  Chairman of the Board  Robert S. Mancini  CEO and Director  Former Partner, Founder & Co-Head of Power Investment Business at Carlyle (NASDAQ:CG)  Former Managing Director of Goldman Sachs (NYSE:GS)  Co-Founder & Head of Power Investment Business, Founder & Head of Commodities Principal Investment Business at Goldman Sachs (NYSE:GS)  Former Chairman & CEO of Cogentrix Energy  Philip Kassin  President, COO and Director  Former Senior Managing Director of Evercore (NYSE:EVR)  Former Head of M&A & Financing at Access Industries  Former Board Member and Chairman of the Finance & Investment Committee at LyondellBasell (NYSE:LYB)  Senior Investment Banking Roles at Morgan Stanley, Goldman Sachs, Merrill Lynch and AIG  Wesley Sima  CFO  Former Chief Financial Officer of RMG Acquisition Corp. II  Former Vice President of M-III Partners and M-III Acquisition Corp. (acquisition of IEA)  Former member of ING Capital LLC’s Natural Resource Project Finance, Corporate Finance and Advisory deal teams in New York City  Formerly a member of both the finance and corporate development teams at Entegra Power Group, formerly an independent power producer and owner/operator of multiple natural gas related assets, based in Tampa, FL  RMG Acquisition Corp. III Overview  RMG Acquisition Corp. III (“RMG III”) is a NASDAQ listed SPAC which completed its $483mm IPO on February 9, 2021  RMG III management team has significant public company board experience (NYSE, NASDAQ, and TSX)  The team successfully consummated SPAC transactions for RMG Acquisition Corp I and RMG Acquisition Corp II  Supported by Riverside Management Group, a leading merchant bank with ~25 years of experience in M&A advisory and principal investing  Previous Experience  Highly Experienced RMG III Management Team

Proven track-record throughout the years in the H2 space

H2B2 Electrolysis Technologies

Since its foundation in 2016, H2B2 has proven its execution capabilities, successfully developing multiple H_2 projects

Corporate milestones

2016
- **H2B2 Electrolysis Technologies** is **founded** with the mission to design, build and operate H_2 production facilities, including the transport and sale of hydrogen
- Opening of offices in Spain and California

2017
- Strategic investment (25% stake) in **Giner ELX**, developer and manufacturer of PEM stacks technology

2018
- The **California Energy Commission** awarded H2B2 a **1.29Tn/day**(1) **hydrogen plant (SoHyCal)**
- **1MW PEM stack tested in NREL**

2020
- **Divestment of Giner ELX** (current Plug Power) for ~$14.3mm, allowing H2B2 to focus on the development of SOEC-AEM technologies

2021
- **$10mm capital raise**, to reinforce growth and strengthen R&D capabilities

2022
- **JV** with GRIL to develop hydrogen projects in **India**
- EU selected H2B2 as an **IPCEI**(2) and awarded **€25mm** in grants
- H2B2 was selected among 80 companies as **Ecopetrol's** tech partner

2023
- Signed a business combination agreement with RMG III with the intention of becoming listed on the NASDAQ

RMG ACQUISITION CORP. III

Commercial milestones

2017
- **Contract with CEPSA**, for the supply of a PEM electrolyzer, to produce ultra-pure H_2

2018
- Electrolyzer supplied to **CEU University,** one of the leading Spanish universities, for investigation uses in domestic clean heat

2019
- Involved in an **EU-led trigeneration project** seeking to improve energy efficiency through H_2
- Unit supplied to **VTT**; a leading research laboratory

2020
- Supply contract of **2 PEM electrolyzers** to be applied in a **CCPP** in the UAE

2021
- Supply of an HRS(3), including H_2 production to **FM Logistic**
- Construction start of **SoHyCal plant**, a world pioneer green H_2 production plant in California (expected 3Tn/day, 100% renewable)

2022
- Supply of electrolyzers to **Serveo** (1MW), **GP Joule** (10MW), and **Ecopetrol**, among others
- Development of a **H_2 self-supply energy system** for a hospital in the Netherlands

2023
- Electrolyzer supply contracts with **Puerto de Vigo** (**1MW**) and **Redexis (2.5MW)**
- Selected bidder for an **18MW project in Norway** and a **30MW project in the US**
- MoU signed with **Enel**
- **1 MW electrolyzer and train HRS** under construction in India

Source: Company information
(1) SoHyCal Phase I has an electrolysis capacity of 1,290 kg per day of hydrogen, and once Phase II is completed, SoHyCal is expected to have an electrolysis capacity of 3,000 kg or more of hydrogen per day; (2) Important Projects of Common European Interest; (3) Hydrogen Refueling Stations

9

Highlighted projects

H2B2 has a highly visible project pipeline with several projects under construction or executable in the near-term

Green hydrogen plant in California (SoHyCal)

California Energy Commission



- United States
- 9 MW[1]
- **Phase I:** Operational
  Phase II: Under FID
- Mobility

HRS and Electrolyzer in India

Medha



- India
- 1 MW, 420 kg / day HRS
- Under Construction
- Mobility

Green hydrogen plant in Rørvik

GreenStat & NTE



- Norway
- 18 MW
- Selected bidder (cooperation period)
- Maritime fuel

Green hydrogen plant in California

Dynamis Energy



- United States
- 30 MW
- Selected bidder
- Mobility

Hydrogenation Plant for Biofuel Production in Italy

Greenswitch



- Italy
- 3 MW
- Selected bidder
- Industrial

Electrolyzer for Mobility in Spain

Redexis



- Spain
- 2.5 MW
- Under Construction
- Mobility

Source: Company information

(1) 3MW in Phase I (operational as of September 2023), and additional 6MW in Phase II

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Electrolysis technologies

Technology agnostic with focus on technologies best suited for renewables

	Alkaline Water Electrolysis (AWE)	Proton Exchange Membrane (PEM)	Solid Oxide (SOEC)	Anion Exchange Membrane (AEM)
Electrolyzer Technology Overview	• Most mature technology, used over the past ~30 years • The hydrogen evolution reaction takes place in a liquid alkaline electrolyte solution	• Growing technology, usually developed with a renewable energy installation • Employs a conductive membrane that encapsulates the electrolyte and separate the gases	• Runs in regenerative mode to achieve the electrolysis of water • Takes place at high temperatures, using steam allows for a superior kinetics performance	• Less mature technology with a high potential • It integrates a solid, non-porous polymer electrolyte to enhance the kinetics
Technology Readiness Level (TRL)	***Commercialization phase***	***Commercialization phase***	***R&D phase***	***R&D phase***
Pros	✓ Most mature and commercially available technology ✓ Ability to run at high pressure ✓ Relatively easy to manufacture ✓ Lower Capex per MW relative to PEM	✓ Can be connected to renewable energy sources (PV, wind) ✓ Fast start-up, shutdown ✓ More efficient at a high current density ✓ Higher purity H2 gas than alkaline	✓ High conversion efficiency (up to 25% less electrical energy consumption) ✓ Can be used with high-temperature heat sources ✓ Ability to operate at high current densities	✓ Fast start-up, shutdown ✓ Use of non-precious-metal catalysts reduces cell cost ✓ Ability to run at different pressure
Cons	× Requires high input of electrical energy × Relatively low current density × High maintenance costs × Not appropriate for operation using transient power sources	× Requires high input of electrical energy and a power source × High system costs due to platinum-based family catalysts and a proton exchange membrane	× High system cost × Need for constant operation × Long start-up and break-in times	× Requires high input of electrical energy × Stability problems
Stack Supply		Diversified supplier base (Plug Power, Hystar, Bosch, Schaeffler)	H2B2 *In-house*	H2B2 *In-house*
Electrolyzer Supply		H2B2 *In-house*	H2B2 *In-house*	H2B2 *In-house*

Source: Company information, ARUP

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 Source: Company information  SoHyCal, one of the largest operating green hydrogen plants in the US  H2B2’s flagship project is a successful example of an operational, off-grid project, key for the energy transition  Location  California, US  Sponsor  California Energy Commission  Installed capacity  Phase I: 3 MW Phase II: 6 MW Total: 9 MW  Completion status Phase I: Operational Phase II: Under FID  Green H2 capacity  Phase I: 1,290 kg / day Phase II: >1,710 kg / day Total: >3,000 kg / day  Phase I Operational start date  September 2023  Understanding SoHyCal’s importance  H2B2 has a “first mover advantage”, as it expects to lead the supply of renewable hydrogen to major offtakers present in the region to fill unmet demand  The project, 100% developed by H2B2, is serving as a blueprint for future projects involving connection with renewables, gas pipeline, permitting, hydrogen dispensing and transport, etc., giving a significant competitive advantage vs others who have yet to develop and deliver a completed project  To accelerate the development and deployment of renewable hydrogen in the U.S., the U.S. Department of Energy has reserved up to $1.2bn to invest into green H2 projects in California. H2B2’s SoHyCal project may be eligible for a portion of these funds  One of the largest operating off-grid renewable energy hydrogen projects in the United States, using a 15 MW PV plant and biogas fed engine, supplied by a co-located dairy farm  12

Leveraging partnerships to access global markets

H2B2 seeks to scale globally through strategic partnerships and joint ventures

Ecopetrol: technological partner for decarbonization

- H2B2 has been selected as technological partner by Ecopetrol in connection with its decarbonization strategy
- **Ecopetrol** is the **largest** and primary **petroleum company in Colombia** and the **second largest oil & gas company in Latin America**
- In May 2022, **H2B2 was selected** by Ecopetrol **as technological partner** to help the company in the decarbonization of its activities through green hydrogen facilities
  - H2B2 was after a **very competitive selection process that included 80+ companies from 16 countries**
- As part of the partnership, H2B2 will lead the construction of a manufacturing facility in Colombia to supply Ecopetrol's South American market, as well as provide maintenance services and HRS once completed



HQHP
H2B2
Electrolysis Technologies
350bar

GreenH: JV to grow the hydrogen economy in Asia

- In 2023, H2B2 launched **GreenH**, a **joint venture with GR Promoter Group ("GR")** to develop the hydrogen economy in **Asia**
  - GR is an India-based listed company, that develops, constructs and operates all types of infrastructure related projects (highways, power lines, substations, railways, multimodal logistic centers, etc.)
- The JV is based in **India**, and H2B2 owns 50%
- Through GreenH, H2B2 expects to **manufacture electrolyzers and develop, construct, and operate green hydrogen** generation plants for all sectors
  - GreenH expects to **build and operate 10-500 MW green hydrogen production plants** in key Asian countries
  - Under H2B2's GreenH joint venture, they also have leased a **manufacturing facility in India with an expected manufacturing capacity of 100 MW**
  - Potentially provide **O&M and associated services** for these production plants
- Key H2B2 responsibilities include the development and transfer of **technology**, **supply of the stacks** (PEM, SOEC and AEM) and **ensuring projects are up to date** with any technological upgrades



Source: Company information, Ecopetrol, World Economic Forum, Government of Colombia

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 Industry overview  2  13

 H  2  Introduction to green hydrogen  Hydrogen is broadly applicable to multiple end markets, and can be obtained as a gas through fossil fuels (Grey, Blue), nuclear power (Pink H2) or renewable sources (Green H2)  What is hydrogen?  Main types by source of energy utilized  Applications and end markets  Hydrogen (H ) is a clean, chemical energy carrier  2  alternative to methane (natural gas)  On the planet, vast numbers of hydrogen atoms are contained in water, plants, animals and humans  – It's the most abundant chemical element in the universe, contributing ~75% of total mass  – However, despite being present in nearly all molecules in living things, it’s very scarce as a gas (less than one part per million by volume)  Hydrogen can be produced from a variety of energy sources, such as natural gas, nuclear power, biogas and renewable power like solar and wind  Hydrogen can be obtained through a process called electrolysis, which consists of using electricity to split water into oxygen and hydrogen  H2O  Electrolysis  O2  Oxygen  Hydrogen H2  O2  H2  -  Grey hydrogen  Hydrogen produced from natural gas using steam methane reforming (SMR)  Natural gas  CO2  H2  Blue hydrogen  Grey hydrogen, but with carbon capture utilization and storage techniques applied  Green hydrogen  “Clean hydrogen,” generated from renewable energy, using water as a feedstock for electrolysis  Natural gas  H2  CO  2  Carbon capture (CCS)  O2  Water  H2  Renewable energy  Hydrogen H2  Mobility  Used as a substitute for fossil fuels in fuel cell cars, trucks, planes, trains, etc.  Heat and power  Power generation for grid, power buffering and heat for residential and industrial uses  Agriculture  Converted to ammonia and used in fertilizers and crop nutrients  Source: Hydrogen Council, US Department of Energy, McKinsey, Bloomberg  Industrial applications  Used for steel production, hydrocracking, hydrogenation and synthetic gas  Hydrogen is compressed and stored underground in tanks or caverns, to be used in the future  Seasonal storage  Pink hydrogen  Hydrogen produced using electrolysis powered by nuclear energy  O2  Water  Nuclear energy  13

 Regulatory support schemes  Strong regulatory support worldwide (focus on H2B2’s core markets)  United States  Bipartisan Infrastructure Law includes $9.5bn for clean H2 initiatives ($8bn earmarked for Regional Clean H2 Hubs)  Inflation Reduction Act (IRA) provides green H2 with substantial investment or production tax credits  $3/kg green hydrogen tax credit supporting H2 production  Europe  REPowerEU sets a target of 10mm tons of domestic green H2 production and 10mm tons of imports by 2030  European Commission (EC) announced the creation of a €3bn European H2 bank in September 2022  EC has also proposed an upper subsidies capped at €4/kg for green hydrogen projects  Target of 50% of all H2 demand in industry from renewable origin by 2030  Latin America  Colombia: target of 1-3GW of electrolysis capacity (40% low-carbon) by 2030  Chile: 21% of its 2050 carbon neutrality target using green hydrogen (25GW by 2030)  Uruguay: target of 1mm tons per annum of green H2 production by 2040  India  Adopted net zero by 2070 in 2021  Committed to non-fossil energy capacity of 500GW by 2030  155GW new non-hydro capacity for green hydrogen production by 2030  25-year waiver on transmission charges for renewable power used by electrolyzers  Japan  In April 2023, the government of Japan published a draft to revise the Basic Hydrogen Strategy  The draft includes a target of 12mm tons hydrogen supply by 2040  The plan also mentions JPY 15tn government and private investments to drive the adoption of the hydrogen economy  Source: ARUP, Infrastructure Investment and Jobs Act Public Law No. 117-58, Inflation Reduction Act Public Law No. 117-169  16

 Global electrolyzer market  Driven by tremendous hydrogen demand, the electrolyzer market is expected to experience solid growth over the next decade, with PEM gaining significant market share versus alkaline installations   Installed electrolyzer capacity (GW)    Annual electrolyzer capacity in Europe and North America (GW)    Annual electrolyzer installations by technology (GW)    Annual investment in electrolyzer deployment ($bn)   2  5  11  21  39  63  100  157  242  2022 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E  1  2  5  9  13  16  21  27  36  2022 2023E 2024E 2025E 2026E 2027E 2028E 2029E 2030E  4  24  35  51  5  12  8  16  13  21  34  1  3  6  10  7  17  24  37  56  85  2022 2023E  2024E  2025E 2026E  Alkaline PEM  2027E 2028E 2029E 2030E  Total  82% CAGR  57% CAGR  2  3  7  11  18  27  1  3  3  5  4  6  7  7  0.3  0.7  2.5  5.5  8  11  17  25  34  2028E 2029E 2030E  Europe  2022 2023E 2024E 2025E 2026E 2027E  US + Canada  81% CAGR  74% CAGR  Source: BloombergNEF 2023  17

H2B2 addresses challenges to development of green hydrogen

There has been industry-wide attrition in green hydrogen projects due to difficulties regarding securing external funding. H2B2 is positively situated to secure project financing where others are not.

Challenge		How H2B2 addresses
Regulation and government incentives	• Green hydrogen is a **relatively expensive** energy compared to many alternative energy sources. This can be a **limiting factor for near-term demand** and investment • Governments and regulatory bodies **recognize the importance of hydrogen in the energy transition** and have been increasing **hydrogen-specific targets** globally since 2016. These targets have been supported with regulatory incentives (e.g., US IRA, EU Green Industrial Plan, among others) that **have made green hydrogen economically competitive**	*Green hydrogen production costs are expected to decline due to technological advancements and economies of scale. Further, Arup substantiated that **H2B2 has potential to be a relatively low-cost provider of quality green hydrogen products**[(1)]*
Execution Risk	• **Securing an offtake agreement is key to obtaining funding** for green hydrogen projects. Some past projects in the industry have stalled due difficulty securing offtake agreements to support project financing • Potential offtakers are concerned about investing projects where there is **uncertainty** regarding the **consistent production of hydrogen,** given the relatively new technology and largely unproven execution capabilities of most EPC providers • **Most players are focused either on technology** (electrolyzers) **or EPC**, creating a **technology gap/risk for financing** institutions and offtakers	***H2B2 has the ability to provide production guarantees,** which **facilitates long-term offtake contracts**. H2B2 is able to provide this due to its extensive project execution experience and vertical integration*
Supply Chain Security	• As the near- and medium-term demand grows rapidly due to regulatory drivers and improving economics, **electrolyzer supply must increase commensurately to avoid industry wide shortages and project delays**	***H2B2 has the necessary capacity** to complete the business plan. Electrolyzer **technology agnosticism and current in-house supply** further insulate H2B2 from supply chain risk*

Source: Company information, ARUP

(1) Arup working under its capacity as vendor due diligence provider to H2B2 Electrolysis Technologies

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 Business overview  3  H2B2 Manufacturing Facility  Sevilla Spain

 Strategy developed and delivered by industry leading team  Management team with a solid track record and working together in hydrogen and renewables projects  Blanca Benjumea  CFO and HR manager  Founding member of H2B2  Last 5 years focused on hydrogen, holding top executive positions in H2B2  Past experience in public company auditing and strategic consulting at KPMG in Spain and New York  BSc in Business Administration from Fordham University in New York  Javier Brey  CTO  Founding member of H2B2  25+ years of experience in the H2 sector  Chairman of the Spanish Hydrogen Association since 2009  Former CEO of Abengoa Hydrogen  Former CEO of Hynergreen  PhD with thesis on Hydrogen Economy  Antonio Vázquez  Chairman  40+ years in management roles  Joined H2B2 in Dec-2022  Former chairman of listed- IAG (Iberia, British Airways)  Former Board Member of Telefónica Internacional and Aldeasa  Former CEO of listed-Altadis at the time of the ~$17 billion acquisition (enterprise value) by Imperial Tobacco  Anselmo Andrade  CEO  Founding member of H2B2  Last 7 years focused on hydrogen holding top executive positions in H2B2  Previously acted as CFO and Business Development Officer of H2B2  Past experience in strategic consulting  MSc in Finance from London School of Economics (LSE)  Felipe Benjumea  CIO  Founding member of H2B2  Last 7 years focused on hydrogen holding top executive positions in H2B2  Previously acted as Head of Investor Relations & Capital Markets  Past experience in corporate and investment banking  BSc in Business Administration from Saint Louis University  ~20 years working together and delivering outstanding performance  Florencio Ferrera  COO  27+ years in the energy sector across multiple EPC projects  Joined H2B2 in July 2021  Several senior positions in Abengoa (Energy Operations Director, Energy General Director and Project Manager)  África Castro Head of Business Development  Founding member of H2B2  20+ years dedicated to hydrogen  Vice-Chairman of the Spanish Hydrogen Technology Platform  Former Head of Business Dev. at Abengoa Hydrogen  Asdrúbal Lupi  Head of Engineering  35+ years of experience in infrastructure and power engineering  Joined H2B2 in December 2021 as Project Manager of SoHyCal  Power Plant I&C engineering at Abengoa Energy  José Luis Márquez Procurement Director & Construction Lead  Former CEO of Abeinsa (Abengoa) in the US  20+ years in EPC project management in the energy industry globally  Joined H2B2 in January 2023  Manuel Rodríguez Electrolyzers Business Unit Manager  Founding member of H2B2 as Project Engineer  Past experience as Engineer at Abengoa Hydrogen  Past experience as development and production manager  Antonio Zamora O&M Business Unit Manager  22+ years of experience in asset management of energy assets in multiple technologies  Joined H2B2 in October 2022  Industrial Technical Engineer specialized in Power Plants  Source: Company information  20

 Business model  Electrolyzers (Electrolyzers & Refueling Stations manufacturing)  EPC  (Construction & related services)  O&M  (O&M services)  Integrated product and services offering, with tailor-made solutions across the hydrogen value chain  H2B2 Business Model (full coverage of value chain)  across H value  2  chain)  R&D  (R&D  development  Development of Green Hydrogen Facilities (Project development services)  Investments and Asset Management  (Minority equity investments)  Present in some of the largest projects by installed capacity worldwide  Source: Company information  20  Hub-and-spoke manufacturing of PEM electrolyzers  Electrolyzers with top- tier technology  Several patents filed, and additional exclusive licensed patents already granted  Proven EPC capabilities  End-to-end solutions from power generation to dispensing/injection of green H2  Could offer different levels of guarantees to include coverage for costs, delays and/or potential performance variances  Technology agnostic, with the ability to integrate PEM, ALK, SOEC and AEM  Once a project is commissioned, H2B2 offers a variety of services for operations and maintenance to fit client requirements, including:  Preventive Maintenance  Long Term Service Agreement (LTSA)  Production guarantees  To keep minority equity stakes in project SPVs at financial close  Expected to generate sustainable dividends from these investments  Providing the services required to set up a green hydrogen production facility  Includes all pre- construction phase tasks: identifying opportunities, carrying out the feasibility analysis, permitting, ensuring offtake and sourcing of financing  Development of efficient and durable electrolysis technologies, allowing cost reductions in Capex and Opex for the production of green hydrogen  Partnered with leading research institutions and universities to support its R&D activities

 Client-centric business model  Two differentiated, scalable business models providing bespoke services across the green hydrogen value chain  Conventional product  Integrated product  Self- developed  Third parties  Product  Business Model  Overview  Selected example  Equipment, plant and services provided to projects developed by third parties, including manufacturing, installation of electrolyzers and/or construction  Usually contracted through a competitive bidding process  R&D  Project Dev.  Electrol.  EPC  O&M  Asset Mgmt.  R&D  Project Dev.  Electrol.  EPC  O&M  Asset Mgmt.  R&D  Project Dev.  Electrol.  EPC  O&M  Asset Mgmt.  Projects developed by H2B2 and funded by third parties, where H2B2 can invest a minority stake  Sole developer or partner with other co- developers to create synergies  Focused in regulated markets (US & Europe)  H2B2 positions itself as a technological partner for a third party that is interested in developing green hydrogen projects  H2B2 to provide turnkey solutions for third party investors  The first 3 MW (Phase I) of SoHyCal in California is operational, with an additional 6 MW (Phase II) under FID  Technological partner for the supply of electrolyzers and refueling stations  Supply GP Joule with 10MW of electrolyzer capacity  GP Joule  Source: Company information  20  California Energy Commission  EcoPetrol

Business model | R&D

Under R&D, H2B2 is developing revolutionary technologies for PEM, AEM and SOEC electrolysis

Overview

- **H2B2 Labs is the business unit focused on R&D,** and its fundamental objective is the development of **more efficient and durable electrolysis technologies** to allow a reduction in costs in both capital and operating expenditures in the production of hydrogen
- H2B2's R&D strategy is structured around the **continuous improvement** (efficiency and cost reduction) **of PEM** electrolyzers, and the **development of SOEC and AEM technologies** for stacks and electrolyzers
- **Partnering with leading institutions** to develop particular parts of their SOEC and AEM electrolyzers, including **CIEMAT** and **CSIC**
- H2B2 has licensing arrangements with third parties for patents related to electrolysis technologies, and has **filed another 6 patents** related to PEM Balance of Plant (BoP) and SOEC stacks
- > 25 external collaborators for R&D within prominent institutions

R&D Grants

~$35mm

Awarded in R&D grants across 3 primary institutions (IPCEI[1], CDTI[2], IDAE[3])

IPCEI	CDTI	IDAE
Awarded by the IPCEI, an EU subsidy program to support development and construction of manufacturing facilities for AEM and SOEC stacks.	*Awarded through an R&D support program sponsored by the Spanish Ministry of Energy.*	*Awarded to support R&D from a program Spanish program which aims to promote innovation and technological development.*

H2B2 objectives and cost down strategy

	Objectives	Cost-down strategy
PEM	*Improvement of BoP for modular units. Development and BoP improvement of large facilities (>10MW)*	*BoP simplification, improve heat and water management, In-house design of purification systems, integration with batteries*
SOEC	*Development of 100kW electrolyzers in the near-term, and up to 1MW in the medium-term*	*Focused on dry membrane-electrode assembly manufacturing technique*
AEM	*Development of 100kW electrolyzers in the near-term, and up to 1MW in the medium-term*	*Manufacture of ceramic electrolytes by 3D printing (increase stack energy density, and simplifies manufacturing)*

Source: Company information

(1) Important Projects of Common European Interest; (2) Center for Technological Development and Innovation; (3) Institute for Energy Diversification and Saving

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Business model | Electrolyzers

Since 2016, H2B2 has manufactured and installed electrolyzers, with a unique product offering in the industry

Overview

- H2B2 is focused on the **manufacturing, assembly and installation of electrolyzers** and hydrogen refueling stations
- H2B2 has two main types of electrolyzer solutions:
  - **Containerized solutions** for those units up to 15-20MW (*"plug-and-play"* electrolyzers)
  - **Skid mounted solutions** for those plants greater than 20 MW, skids are installed on-site and interconnected by H2B2
- H2B2 has a wide range of electrolyzers under commercialization, with **1-4 stacks**, with a total **maximum output of approximately 1,726kg of green hydrogen per day**
- Apart from manufacturing and installation, this business unit also covers start up and testing works
- H2B2 supplies electrolyzers with **CE marking**(1) and, if necessary, **ETL stamp**(2) (priced separately), as well as required safety studies (HAZOP by default)

Highlighted projects

GP Joule	Medha	Redexis
Leading renewables company	***Supporting Indian Railways' carbon neutrality***	***Leading gas distribution company***
Supply of 5 EL400N units totaling **10MW capacity** for HRS, producing 860 kg/day	Supply of **1MW** EL200N electrolyzer and HRS	Supply of **2.5MW** electrolyzer to Redexis

Product portfolio

Medium-scale

- Capacity of **50-300 kW** per container
- Hydrogen production of 10-60 Nm³/h
- Integrated within a container



H2B2 Focus

Large-scale

- Capacity of **0.5-5 MW** per container
- Hydrogen production of 100-1,000 Nm³/h
- Integrated into 40ft containers


H2B2

Large Scale Skid mounted solutions

- For projects greater than **20 MW** (e.g. 100MW), H2B2 can execute on-site installation of the electrolyzers



Source: Company information

(1) Conformité Européenne, meaning that have been assessed to meet high safety, health, and environmental protection requirements; (2) ETL Mark is proof of product compliance to North American safety standards

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Business model | EPC

H2B2 has full construction capabilities, from engineering to commissioning, including extensive experience in integration with renewable energy

Overview

- H2B2 performs **engineering, procurement, construction and commissioning** services required for the construction of hydrogen plants
- Necessary capabilities to **build tailor-made hydrogen plants in less than 20 months** from engineering to commissioning
- Main steps include **Engineering, Procurement and Construction & Commissioning**
- Leading **the construction of a green hydrogen plant in California** (SoHyCal), and the electrical and mechanical installations of other projects
- Extensive **experience in the integration of renewable energy installations** (mainly PV and wind), being key in the construction of green hydrogen plants

Illustrative H2B2 project timeline

H2B2 is capable of building a full hydrogen plant in 20 months, 10 if excluding engineering and procurement



Months
1 2 3 4 5 6 7 8 9 10 11 12 13 14 15 16 17 18 19 20
Engineering
Procurement
Construction
Commissioning

Main divisions within EPC

Division	Overview	Illustrative Duration
Engineering	• Starts as soon as a project is awarded • Includes geotechnical testing, full permitting, areas classification, technical support, tabulations, etc. • If needed, H2B2 may collaborate with local engineering firms to ensure full code compliance	~12 months
Procurement	• Starts at the 2nd month of the project • Purchasing all material and equipment needed, including contract negotiations, in parallel with the engineering team • Building long-term relationships with key suppliers	~13 months
Construction & Commissioning	• On-site activities mainly targeted at the installation and construction of the plant, as well as the integration with third-party equipment • This stage includes performance tests until provisional acceptance and the plant reaches COD status	~10 months

Source: Company information

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 Geographic commercial and manufacturing footprint  H2B2 is present in multiple countries, and with current or planned manufacturing facilities in Europe, America and Asia  Current manufacturing plant  Planned manufacturing plant  North America  Europe  Strategic partners  200  MW  Current manufacturing capacity  Market coverage of the plant  Latin America  Asia-Pacific  100  MW  Expected capacity for leased manufacturing facility, under GreenH Joint Venture  Strategic partners  Arches H2  California Energy Commission  Enel  Strategic partners  Ecopetrol  Strategic partners  GRIL  H2B2 Manufacturing Facility, Sevilla Spain  Source: Company information  25

 Financials & pipeline  4  27

 2023E 2024E 2025E  2023E-2025E revenue projections(1)  Strong growth supported by both highly visible pipeline and proven track record  H2B2 has a strong and achievable Business Plan, supported by specific identified opportunities and management’s proven track record of successful execution. Breakeven (at Adj. EBITDA level) will be achieved by 2025E  Revenue ($ millions)  $206.6  $78.6  $12.0  553% Growth  163% Growth  Source: Company Information  (1) Projections assume the SoHyCal project will be deconsolidated from H2B2 for accounting purposes in 2024  28

 Summary financial projections(1)  Source: Company Information  (1) Projections assume the SoHyCal project will be deconsolidated from H2B2 for accounting purposes in 2024  28  310%+  Revenue CAGR generated primarily from projects under construction, awarded projects or projects currently in the pipeline  ~$35mm  Historical and projected grant funding for R&D to increase electrolyzer efficiency and breadth of product portfolio (next-generation SOEC  and AEM technologies)  ~45%  Of 2024 revenue expected to be generated from Integrated Products, providing a more fulsome / integrated suite of services for  clients  $m  2023E  2024E  2025E  Net Income (Loss)  ($20.9)  ($16.3)  $3.9  (+) Income tax expense  -  -  0.2  (+) Interest and other expense, net  -  0.1  0.3  (-) Other income  (0.7)  (1.7)  (2.9)  (+) Depreciation of long-lived assets  0.3  1.9  3.7  Adjusted EBITDA  ($21.2)  ($16.0)  $5.2  (+) Grant funding  7.2  10.2  11.5  (+) One-off expenses  6.2  -  -  (-) Dividends from Minority Interest Projects  -  -  0.1  Further Adjusted EBITDA  ($7.9)  ($5.8)  $16.7

H2B2's robust pipeline[1]

Robust pipeline of ~5.6 GW of identified potential projects, of which ~73MW either under construction (~16 MW) or awarded pending FID (~57 MW)



~5.5 GW
Potential pipeline projects
~57 MW
Awarded projects
~16 MW
Under construction
~3 MW
Installed
~5.6 GW
Pipeline + awarded + under construction + installed
~76 MW
Award / Contracted / Installed

Potential pipeline projects

Includes projects that have not been awarded yet but are at varying stages of the process, including those that (i) we have bids out for, (ii) are at the budgetary or technological partner stage, (iii) are at the technical economical proposal or expected RFQ stage or (iv) are at the tender process or early development stage

Awarded projects

Projects awarded or named preferred bidder, subject to client obtaining financial close, including Phase II of SoHyCal

Dynamis Energy | *NTE* | *Greenswitch* | *California Energy Commission*

Under construction

Projects to be executed in 2023 & 2024

Medha | *Serveo* | *Puerto de Vigo* | *GP Joule* | *Redexis*

Installed

California Energy Commission | *Ecopetrol* | *Cepsa* | *Esenttia* | *FM Logistics*

VTT | *PowiDian* | *Tecnicas Reunidas* | *Universitat De Valencia*

Source: Company Information

(1) Pipeline assumes the SoHyCal project will be deconsolidated from H2B2 for accounting purposes in 2024

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Thank you  For Further Inquiries Please Contact  Investor Contacts:  Anselmo Andrade Fernandez de Mesa Chief Executive Officer anselmo.andrade@h2b2.es  Roberto Wilson Fernandez del Castillo Investor Relations roberto.wilson@h2b2.es